Exhibit 99.1

Iridex Reports Fourth Quarter and Full Year 2024 Financial Results

MOUNTAIN VIEW, Calif., March 27, 2025 (GLOBE NEWSWIRE) -- Iridex Corporation (Nasdaq: IRIX), a worldwide leader providing innovative and versatile laser-based medical systems, delivery devices, and procedure probes for the treatment of glaucoma and retinal diseases, today reported financial results for the fourth quarter and full year ended December 28, 2024.

Fourth Quarter 2024 Results & Recent Highlights

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Achieved positive adjusted EBITDA in the fourth quarter of 2024
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Successfully implemented previously announced cost reduction program, resulting in operating expenses of $6.1 million, a 24% reduction compared to $8.0 million in the prior year period
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Generated total revenue of $12.7 million, compared to $12.5 million in the prior year quarter
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Cyclo G6® product family revenue in the fourth quarter reached $3.3 million, compared to $3.0 million in the prior year quarter
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Sold 13,300 Cyclo G6® probes, compared to 12,700 in the prior year quarter
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Sold 47 Cyclo G6® Glaucoma Laser Systems in the fourth quarter of 2024, compared to 35 in the prior year quarter
•
Retina product revenue was $7.3 million, compared to $7.5 million in the prior year quarter
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Net loss for the quarter was $0.8 million, compared to $3.0 million in the prior year quarter, an improvement of $2.2 million
•
Strengthened balance sheet through a strategic investment in the Company, announced on March 19, 2025, resulting in $10 million of gross proceeds priced at a common stock equivalent of $2.00 per share, along with an option by the investor to fund up to $10 million of additional proceeds for future growth initiatives, which would be priced at the then prevailing public market price
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The Company plans to schedule a special call for Iridex investors in April 2025, prior to the ASCRS Annual Meeting, which is scheduled for April 25-28 in Los Angeles, to discuss opportunities to expand its historic business via new products that will leverage its strong international distribution capabilities

Full Year 2024 Results

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Generated total revenue of $48.7 million, compared to $51.9 million in 2023
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Cyclo G6® Glaucoma product family revenue of $12.7 million, compared to $13.4 million in 2023
o
Sold 55,400 Cyclo G6® probes, compared to 54,800 in 2023
o
Sold 125 Cyclo G6® Glaucoma Laser Systems compared to 164 in 2023
•
Retina product revenue was $27.8 million, compared to $29.4 million in 2023

•
OPEX was $27.8 million, compared to $31.8 million in 2023, due to expense reduction measures implemented in the 2nd half of 2024
•
Cash and cash equivalents as of December 28, 2024 were $2.4 million, a reduction of $1.5 million in the quarter.

“We are pleased to announce the successful execution of the cost reduction program started in the second half of 2024, and the achievement of positive adjusted EBITDA operations in the fourth quarter,” said Patrick Mercer, Iridex's President and CEO. “We intend for this operating and spending discipline to continue in 2025, and for the Company to deliver positive cash flow for the year on revenue in-line with that seen in the prior year.”

Mr. Mercer continued, “We are seeing positive momentum in our business, including rising physician engagement following the November 2024 Local Coverage Determination (LCD), which we believe significantly altered the reimbursement landscape by introducing new limitations for implantable Micro-Invasive Glaucoma Surgery (MIGS) devices. This, together with our commitment to continued cost discipline, is expected to result in much improved bottom line results going forward. To that end, we intend to preannounce our first quarter 2025 results as soon as we are able to in April 2025. The purpose of this one-time preannouncement of first quarter results is to reaffirm and highlight the improved financial condition of our business, while also opening the Company’s insider trading window. This will provide employees and other insiders their first opportunity in over a year, due to the lengthy strategic process, to make open market purchases of the Company’s stock.”

Scott Shuda, Iridex’s Chairman of the Board of Directors, commented, “Iridex has frequently over the years participated in discussions relating to industry consolidation and the potential of selling various operating assets. Interested observers have likely noted recent announcements regarding transactions and potential deals involving the Company’s industry peers. The strategic investment in Iridex by Novel Innovations is an important development in the ongoing industry consolidation process. The Company expects to continue to be involved in discussions relating to industry consolidation, and the Board of Directors will consider all opportunities deemed likely to benefit the Company’s shareholders, including small accretive transactions, partnerships, and distribution agreements involving new product offerings.”

Investment by Novel Innovations at a Common Stock Price Equivalent of $2.00 Per Share

On March 19,2025, Iridex announced the closing of a strategic investment involving $6 million of new Series B Preferred Stock (the “Series B Preferred”) and $4 million in aggregate principal amount of notes convertible into Series B Preferred (the “Notes”). The Series B Preferred Stock and Convertible Notes were priced at a common stock equivalent of $2.00 per share. The Notes have three-year terms and bear interest at 12%, with such interest payable quarterly in the form of common stock, with the number of shares due based upon the company’s future public market common stock trading price, subject to a conversion price floor and escalating future maximum conversion prices.

The Company will host a special call to be scheduled in mid-April 2025 to discuss the partnership with Novel Innovations, and how it strengthens Iridex’s market position and bolsters its future business prospects.

Fourth Quarter 2024 Financial Results

Revenue for the three months ended December 28, 2024 was $12.7 million compared to $12.5 million during the same period of the prior year. Total product revenue from the Cyclo G6 Glaucoma product family was $3.3 million, an increase of 9% versus the fourth quarter of 2023. Retina product revenue was $7.3 million or a decrease of 3% compared to the prior year period. Other revenue increased to $2.1 million in the fourth quarter of 2024 compared to the prior year period of $2.0 million, primarily driven by higher service revenue.

In the retina business, deferral of capital purchases led to lower system sales internationally. The decrease, however, was partially offset by increased sales in the U.S. In the glaucoma business the reimbursement uncertainty in the U.S. led to temporary softness in glaucoma probe and new system sales. Internationally, glaucoma probe and new system sales increased.

Gross profit for the fourth quarter of 2024 was $5.6 million or a 44.0% gross margin, an increase compared to $4.9 million, or a 39.2% gross margin, in the same period of the prior year driven by geographic and product mix.

Operating expenses were $6.1 million in the fourth quarter of 2024, a decrease of $1.9 million compared to $8.0 million in the same period of the prior year, due to expense reduction measures implemented in the second half of 2024.

Net loss for the fourth quarter of 2024 was $0.8 million, or $0.05 per share, compared to $3.0 million, or $0.18 per share, in the same period of the prior year.

Total adjusted EBITDA for the fourth quarter of 2024 was $0.4 million, an improvement of $2.4 million, compared to adjusted EBITDA loss $2.0 million for the comparable quarter of the prior year.

Full Year 2024 Financial Results

Revenue for the year ended December 28, 2024 was $48.7 million compared to $51.9 million in 2023. The decrease in revenue was primarily driven by lower retina product sales combined with lower system and probe sales. Retina product revenue was $27.8 million compared to $29.4 million in the prior year, a decrease of 6%, driven by decreased capital system sales. Total product revenue from the Cyclo G6 glaucoma product family was $12.7 million compared to $13.4 million in fiscal year 2023, driven by lower capital system sales and probe utilization resulting from the reimbursement uncertainty in the United States. Other revenue was $8.1 million in 2024 compared to $9.1 million in the prior year primarily driven by decreased royalties due to expiration of licensed patents.

Gross profit for the full year 2024 was $19.5 million or a 40.1% gross margin, a decrease compared to $21.8 million, or a 42.0% gross margin in 2023 driven by lower manufacturing cost absorption due to the lower revenue, partially offset by lower manufacturing expenses.

Operating expenses for 2024 decreased 13% to $27.8 million compared to $31.8 million in the prior year. The decrease in operating expenses was due to expense reduction measures implemented in the second half of 2024.

Net loss for 2024 decreased to $8.9 million, or $0.54 per share, compared to a net loss of $9.6 million, or $0.59 per share in the prior year.

Total adjusted EBITDA loss for 2024 was $5.1 million, an improvement of $1.9 million, compared to adjusted EBITDA loss $7.0 million in 2023.

Cash and cash equivalents totaled $2.4 million as of December 28, 2024. Cash balance did not include closing of a strategic investment in the company resulting in $10 million of gross proceeds, along with an option by the investor to fund up to $10 million of additional proceeds for future growth initiatives announced on March 19, 2025.

Financial Outlook

The Company expects to achieve cash flow breakeven and positive adjusted EBITDA in 2025 on revenue generation consistent with 2024.

Webcast and Conference Call Information
Iridex’s management team will host a conference call today beginning at 2:00 p.m. PT / 5:00 p.m. ET. Investors interested in listening to the conference call may do so by accessing the live and recorded webcast on the “Event Calendar” page of the “Investors” section of the Company’s website at www.iridex.com.

About Iridex Corporation
Iridex Corporation is a worldwide leader in developing, manufacturing, and marketing innovative and versatile laser-based medical systems, delivery devices and consumable instrumentation for the ophthalmology market. The Company’s proprietary MicroPulse® technology delivers a differentiated laser treatment that provides safe, effective, and proven treatment for targeted sight-threatening eye conditions. Iridex’s current product line is used for the treatment of glaucoma and diabetic macular edema (DME) and other retinal diseases. Iridex products are sold in the United States through a direct sales force and internationally primarily through a network of independent distributors into more than 100 countries. For further information, visit the Iridex website at www.iridex.com.

MicroPulse® is a registered trademark of Iridex Corporation, Inc. in the United States, Europe and other jurisdictions. © 2024 Iridex Corporation. All rights reserved.

Safe Harbor Statement
This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, including those statements concerning clinical expectations and commercial trends, market adoption and expansion, value-maximizing transactions, demand for and utilization of the Company's products and results and expected sales volumes. The Company can provide no assurance that it will complete any value-maximizing transactions on behalf of its stockholders. These statements are not guarantees of future performance and actual results may differ materially from those described in these forward-looking statements as a result of a number of factors. Please see a detailed description of these and other risks contained in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 2024. Forward-looking statements contained in this announcement are made as of this date and will not be updated.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Management evaluates and makes operating decisions using various performance measures. In addition to Iridex’s GAAP results, we consider Adjusted EBITDA. This non-GAAP result should not be considered as an alternative to net income, net cash provided by operating activities, or any other performance measure derived in accordance with GAAP. We present this non-GAAP result because management considers it to be an important supplemental measure of Iridex’s performance and refers to such measure when analyzing Iridex’s strategy and operations.

In calculating the above non-GAAP result: Adjusted EBITDA is defined as earnings before interest income and expense, taxes, depreciation, amortization, and share-based compensation, as well as excluding certain other non-GAAP adjustments. Adjusted EBITDA exclude from their GAAP equivalents items listed below;

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Share-based compensation expense. We excluded from our non-GAAP results the expense related to equity-based compensation plans as it represents expenses that do not require cash settlement from Iridex.
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Severance-related expenses. We excluded from our non-GAAP results the expenses related to restructuring events, partially offset by reversals of previously recognized severance expenses in subsequent periods. These expenses are unrelated to our ongoing operations, vary in size and frequency and are subject to significant fluctuations from period to period due to varying levels of restructuring activity. We believe that excluding these expenses provides a more meaningful comparison of the financial results to our historical operations and to the financial results of peer companies.
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Strategic process expenses. We excluded from our non-GAAP results certain non-recurring legal, consulting and other third party non-labor costs related to our strategic process undertakings. We believe that excluding these expenses provides a more meaningful comparison of the financial results to our historical operations and to the financial results of peer companies

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational or non-cash expenses involving stock compensation plans or other items.

A detailed reconciliation between Iridex’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release as well as in Iridex’s other reports filed with or furnished to the SEC.

Investor Relations Contact
Philip Taylor
Gilmartin Group
investors@iridex.com

IRIDEX Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Total revenues	$12,696	$12,458	$48,669	$51,869
Cost of revenues	7,110	7,573	29,167	30,062
Gross profit	5,586	4,885	19,502	21,807
Operating expenses:
Research and development	1,113	1,694	5,449	6,829
Sales and marketing	2,700	3,867	12,579	16,237
General and administrative	2,275	2,405	9,776	8,748
Total operating expenses	6,088	7,966	27,804	31,814
Loss from operations	(502)	(3,081)	(8,302)	(10,007)
Other income (expense), net	(338)	181	(540)	527
Loss from operations before provision for income taxes	(840)	(2,900)	(8,842)	(9,480)
Provision for income taxes	(6)	60	68	90
Net loss	$(834)	$(2,960)	$(8,910)	$(9,570)
Net loss per share:
Basic	$(0.05)	$(0.18)	$(0.54)	$(0.59)
Diluted	$(0.05)	$(0.18)	$(0.54)	$(0.59)
Weighted average shares used in computing net loss per common share:
Basic	16,636	16,245	16,439	16,128
Diluted	16,636	16,245	16,439	16,128

IRIDEX Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	December 28, 2024	December 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$2,387	$7,034
Accounts receivable, net	8,394	9,654
Inventories	10,817	9,906
Prepaid expenses and other current assets	1,964	856
Total current assets	23,562	27,450
Property and equipment, net	115	351
Intangible assets, net	1,307	1,642
Goodwill	965	965
Operating lease right-of-use assets, net	1,792	2,632
Other long-term assets	1,394	1,396
Total assets	$29,135	$34,436
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,594	$4,727
Accrued compensation	1,672	1,619
Accrued expenses	477	1,996
Convertible note payable, current	1,734	—
Other current liabilities	1,812	1,233
Deferred revenue, current	2,176	2,404
Operating lease liabilities, current	1,094	995
Total current liabilities	16,559	12,974
Long-term liabilities:
Deferred revenue	8,350	10,025
Operating lease liabilities	811	1,751
Convertible note payable	1,004	—
Other long-term liabilities	314	164
Total liabilities	27,038	24,914
Stockholders’ equity:
Common stock	174	172
Additional paid-in capital	89,881	88,444
Accumulated other comprehensive income (loss)	51	(52)
Accumulated deficit	(88,009)	(79,042)
Total stockholders’ equity	2,097	9,522
Total liabilities and stockholders’ equity	$29,135	$34,436

IRIDEX Corporation

Reconciliation of GAAP Net Loss to Adjusted EBITDA

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Reconciliation of GAAP net loss to Adjusted EBITDA(a):
GAAP net loss	$(834)	$(2,960)	$(8,910)	$(9,570)
Less
Interest (income) expense, net	269	(18)	332	(244)
Other (income) expense, net	68	(162)	208	(283)
(Benefit from) provision for income taxes	(6)	60	68	90
Depreciation and amortization	135	619	584	1,098
Stock-based compensation	316	406	1,243	1,650
Severance related expense (for head count reduction)	421	18	752	172
Strategic process legal expenses	—	80	633	80
Adjusted EBITDA	$369	$(1,957)	$(5,090)	$(7,007)
(a)Defined as earnings before interest income and expense, taxes, depreciation, amortization, and share-based compensation, as well as certain non-GAAP adjustments.